UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2020

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 E. Dover St., Easton, MD 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	SHBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On October 28, 2020, Shore Bancshares, Inc. (the “Company”), the holding company of Shore United Bank, issued a press release announcing that Shore United Bank was recognized by Newsweek and Lending Tree as the best small bank in Maryland, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On October 28, 2020, The Company announced that its bank, Shore United Bank, was recognized by Newsweek and Lending Tree as the best small bank in Maryland.

Newsweek partnered with Lending Tree, to compare financial services, for the first-ever Best Banks rankings. They compared over 2,500 FDIC-insured institutions to assess U.S. banks and the deposit accounts they offer to identify a “best-in-class option” in 19 categories, that included the best big and small bank in each state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1        Shore Bancshares Inc. Press Release

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: October 28, 2020	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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